EXHIBIT 99.8

INSTRUCTIONS FOR IITRI EMPLOYEES IF MAKING A CHANGE TO TRANSFER ELECTION OR DISTRIBUTION REQUEST.

If you have previously participated in the one-time ESOP investment election, you may change your transfer amounts and/or distribution request until the day the acquisition closes. (The term "transfer" refers to the movement of funds within the IITRI plans to the Alion KSOP, to another custodian or plan, to a cash withdrawal, or to an income annuity.)

To change your transfer amounts, call the Power of Ownership Help Line weekdays at 866-KSOP4US between the hours of 10:00 am to 6:00 pm, Eastern Standard Time.

To change your distribution request, you must complete the attached Form 4 and return it to BCI Group. The revised Form 4 you submit will supersede your previous distribution request on file, and you will receive confirmation of your new election from BCI Group. If you are married, your new Form 4 must include notarized spousal consent.

Any new Form 4 submitted, in order to be effective, must be received by BCI Group by 10 a.m. Eastern Standard Time on the day of closing, which we anticipate will be December 6, 2002. You may return your new Form 4 in either of the following ways:

•	By sending it via Federal Express using an IITRI account number that you may request from your Human Resources representative or the Power of Ownership Help Line; or

•	By dropping it off with your Human Resources representative to be included in the daily transmittal to BCI Group via overnight delivery.

If you have any questions or need assistance, please call the Power of Ownership Help Line.

INSTRUCTIONS FOR HFA EMPLOYEES IF MAKING A CHANGE TO TRANSFER ELECTION

If you previously participated in the one-time ESOP investment election, you may change your transfer election until the day the acquisition closes.

To change your transfer election, call the Power of Ownership Help Line weekdays at 866-KSOP4US between the hours of 10:00 am to 6:00 pm, Eastern Standard Time.

NOTE: If you are not making a change to your transfer election and/or distribution request you do not need to take any further action.

form 4 — distribution request

This form is for use by employees who elected to invest in the ESOP component of Allon’s KSOP during the one-time ESOP investment election period, which ran from October 9, 2002, to November 1, 2002.	If you need help completing this form, please call the Power of Ownership Help Line at 1-866-KSOP4US (1-866-576-7487), which is open weekdays from 10:00 a.m. to 6:00 p.m. EST

If you are not making a change to your transfer election and/or distribution request you do not need to take any further action.

IIT Research Institute Employees’ Pension or 401(a) Plan and
IIT Research Institute Employees’ Tax Sheltered Annuity or 403(b) Plan

This form ONLY applies to investments in the SSgA Money Market Fund.

A	SECTION A: PERSONAL INFORMATION

– –

Social Security Number

Last Name (please print clearly)	First Name	Middle Initial

B	SECTION B: NO DISTRIBUTION

•	You may leave your funds in the IITRI plans.

•	If you have check the box below, indicating you do not wish to receive a distribution, proceed to the last page, and sign your name to complete this form.

•	If at any time in the future you wish to receive a distribution from the IITRI 401(a) and/or 403(b) plans, you must request a distribution form from Fidelity and/or TIAA CREF.

[ ]	I do not wish to request a distribution of my accounts at this time.

Form 4 — revised distribution request	November 2002	Page 1 of 7

C	SECTION C: METHOD OF DISTRIBUTION

•	You may request your distribution be made according to any of the four options described below and on the following page.

•	You may choose any one or a combination of several methods.

•	Select the method(s) you wish by checking the appropriate boxes and filling in the blanks in that section.

•	Use whole numbers (no decimals or fractions).

IMPORTANT – PLEASE READ: 30-DAY NOTICE AND WAIVER

In order to participate in the one-time ESOP investment election and invest your rollover proceeds in the ESOP component of the Alion KSOP, you are able to waive the 30-day period after you receive notice and during which you may make a distribution decision. The other distribution options included on this form are for your convenience; you may leave your funds in the IITRI 401(a) and 403(b) plans and submit a distribution request at a later date. However, any future distribution request will not include an option to invest your rollover proceeds in the ESOP component of the Alion KSOP.

Option 1: Direct Rollover to the Alion KSOP (Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan)

Check the box for EACH plan from which you wish to make a rollover. If you check the box, you must:

•	First, fill in the blank designating the total percentage of your account balance to be rolled over to the Alion KSOP, and

•	Designate in percentages where your rollover is to be invested. For example, if your intention is to transfer 75% of your total 401(a) balance, dividing it equally between the ESOP component and the non ESOP component, you would choose 75% on the first line, and 50% on each of the following two lines.

[ ]	I choose a direct rollover of % of my total 401(a) account balance invested in the SSgA Money Market Fund to the Alion KSOP.

Of this rollover amount, I direct % to the ESOP component, to be invested in Alion stock.

Of this rollover amount, I direct % to the non-ESOP component, to be invested with Fidelity.

[ ]	I choose a direct rollover of % of my total 403(b) account balance invested in the SSgA Money Market Fund to the Alion KSOP.

Of this rollover amount, I direct % to the ESOP component, to be invested in Alion stock.

Of this rollover amount, I direct % to the non-ESOP component, to be invested with Fidelity.

IMPORTANT – PLEASE READ: OVERSUBSCRIPTION NOTICE

If more than $30 million is directed for investment in the ESOP component, investment in the ESOP component will be calculated on a pro rata basis. Any excess funds the ESOP trustee does not use to purchase Alion stock will be directed to the non-ESOP component of participants’ KSOP accounts. Any monies redirected to the non-ESOP component will default to the Fidelity Government Money Market Fund, and is subject to your future redirection.

Form 4 — revised distribution request	November 2002	Page 2 of 7

C	SECTION C: METHOD OF DISTRIBUTION (continued)

Option 2: Direct Rollover to Another Custodian/Plan (Other than the Alion KSOP)

•	Check the box for EACH plan from which you wish to make a rollover.

•	If you check the box, you must also fill in the blank designating the percentage of your account balance to be rolled over to another plan.

•	Then, you must complete the information for the other plan’s custodian/trustee.

[ ]	I choose a direct rollover of % of my 401(a) account balance invested in the SSgA Money Market Fund to the plan designated below:

Name of Receiving Plan:

Type of Plan (check one):	[ ] IRA [ ] Other Plan – 401(a), 403(b), Govt. 457(b)

Name of Custodian/Trustee:

Address for Custodian/Trustee:

Account Number:

[ ]	I choose a direct rollover of % of my 403(b) account balance invested in the SSgA Money Market Fund to the plan designated below:

Name of Receiving Plan:

Type of Plan (check one):	[ ] IRA [ ] Other Plan – 401(a), 403(b), Govt. 457(b)

Name of Custodian/Trustee:

Address for Custodian/Trustee:

Account Number:

Option 3: Cash Withdrawal

•	Check the box for EACH plan from which you wish to receive a cash withdrawal.

•	If you check the box, you must also fill in the blank designating the percentage of your account balance to be distributed to you in cash.

•	Your distribution is subject to a mandatory 20% withholding for federal income taxes. It may be subject to state income taxes as well.

•	The amount distributed to you will be taxable income in 2002 and may also be subject to excise taxes.

[ ]	I wish to receive a cash distribution of % of my 401(a) account balance invested in the SSgA Money Market Fund

[ ]	I wish to receive a cash distribution of % of my 403(b) account balance invested in the SSgA Money Market Fund

Option 4: Income Annuity

•	Check the box for EACH plan from which you wish to receive an income annuity.

•	If you check the box, we will send you the necessary paperwork to complete for your annuity.

[ ]	I wish to receive % of my 401(a) account balance invested in the SSgA Money Market Fund in the form of an annuity.

[ ]	I wish to receive % of my 403(b) account balance invested in the SSgA Money Market Fund in the form of an annuity.

Form 4 — revised distribution request	November 2002	Page 3 of 7

IMPORTANT – PLEASE READ:
QUALIFIED JOINT AND SURVIVOR AND OTHER INCOME ANNUITY NOTICE

If you retire or terminate employment and request a distribution, your account will automatically be paid to you in the form of a joint and survivor annuity. A joint and survivor annuity means that your account will be used to purchase an annuity that will pay you a full benefit for your life, with a payment paid for your spouse’s life following your death. If you are not married, a joint and survivor annuity form of payment provides you with a monthly payment for life.

You may choose, with the consent of your spouse, if you are married, to receive your benefit in a form other than the joint and survivor annuity. However, to do so, you must complete the waiver of normal form of benefit and certification of non-marital status or spouse’s consent to waiver in section E of this form.

Since these rules are designated to provide or protect the rights of an automatic benefit to your spouse, your spouse, if applicable, must approve any decision you make according to the above paragraph. A period during which you may change your decision starts 90 days before the beginning of annuity payments and ends on the annuity starting date. You may, at any time during this period, revoke a previous decision and make a new decision with respect to your annuity.

D	SECTION D: MARITAL STATUS

•	Check off your marital status.

•	If you are married and do not specify distribution in the form of a qualified joint and survivor annuity, then your spouse must sign the consent portion of this form in the presence of a notary public.

[ ]	Single – I certify, under penalties of perjury, that I am not married as of the date this form is signed. I understand that if I marry after this date, but before distribution commences, the rules for married individuals will apply to me and my spouse will then have to consent to this distribution request.

[ ]	Married – I certify that I am married and understand that distributions must be made to me in the form of a qualified joint and survivor annuity, unless I have chosen another form of distribution and my spouse signs the spousal consent in the presence of a notary public.

Form 4 — revised distribution request	November 2002	Page 4 of 7

E	SECTION E: WAIVER OF JOINT AND SURVIVOR INCOME ANNUITY AND 30-DAY DISTRIBUTION PERIOD

WAIVER — I, the participant, hereby choose to waive the qualified joint and survivor annuity form of benefit. I acknowledge that I have received a formal explanation of the qualified joint and survivor annuity form of benefit from the plan administrator, as documented above. I understand that the qualified joint and survivor annuity is the normal form of benefit offered by this plan(s) upon my retirement, termination of service, or total disability. I further understand that I have the right to waive this form of benefit payment, provided my spouse so consents if I am married.

WAIVER OF 30-DAY DISTRIBUTION PERIOD — In accordance with Internal Revenue Code Section 402(f) and 411(a)(11), I, the participant, hereby choose to waive the 30-day waiting period for distribution explained in the Special Tax Notice Regarding Plan Payments under Internal Revenue Code Sections 402 and 417 and choose to receive my account(s) in the manner I completed this Distribution request form. I fully understand and acknowledge that (1) I have been given the opportunity to consider my decision of whether or not to choose a direct rollover or other form of distribution for at least 30 days as explained in the Special Tax Notice Regarding Plan Payments which I have received; (2) I acknowledge that the Special Tax Notice and other distribution forms clearly provided information that I have the right to wait 30 days before making any distribution decision; and (3) I have been advised to seek consultation from my tax advisor prior to waiving the 30-day waiting period for distributions.

SPOUSE’S CONSENT TO WAIVER — I, the undersigned, being the eligible spouse of the above-named participant, do hereby consent to my spouse’s foregoing waiver of the qualified joint and survivor annuity form of benefit offered by the plan(s). I acknowledge receipt of a formal explanation of the qualified joint and survivor annuity and do hereby release my right to it.

Signature of Participant	Date

Signature of Participant’s Spouse	Date

The above consent was signed or acknowledged in my presence this day of , 20

Signature of Notary Public

County of	,	State of

My commission expires

Form 4 — revised distribution request	November 2002	Page 5 of 7

IMPORTANT – PLEASE READ: DISCLOSURES & ACKNOWLEDGEMENTS

By completing and signing this form, you are making the following acknowledgements:

•	The reason for this distribution is the proposed sale of substantially all of the assets of IITRI to Alion Science and Technology Corporation, and it is only occurring because the closing of this acquisition will constitute a distributable event.

•	I understand that because Alion determined that participants directed to the ESOP component of the Alion KSOP sufficient funds to close the acquisition, the investments I chose to transfer from Fidelity, TIAA and/or CREF to the SSgA Money Market Fund in preparation for my distribution have begun to be liquidated and transferred to the SSgA Money Market Fund upon the instruction of the IITRI administrative committee.

Following this transfer, if for some reason the acquisition does not close, this form will be deemed void, and I understand that I will be able to reinvest my 401(a) and 403(b) funds held in the SSgA Money Market Fund to the investment options offered by Fidelity, TIAA and/or CREF at the time of my reinvestment.

•	I understand that this distribution request is applicable only to the assets that I transferred to the SSgA Money Market Fund in the IITRI 401(a) and 403(b) plans. In the event I choose the annuity option, I will be sent the necessary paperwork to complete in order to set up the payment with Fidelity, TIAA and/or CREF, and the amount I designate to be paid in the form of an annuity will not be liquidated and transferred to the SSgA Money Market Fund.

I understand that I may request, at a later date, to receive distribution of any funds remaining in my account(s) in the IITRI 401(a) and 403(b) plans after processing of my distribution request in relation to the one-time ESOP investment election, but am requesting a timely distribution under this form to roll over the proceeds from my distribution to the ESOP component of the KSOP.

•	I understand that my request for a distribution is revocable at any time prior to commencement of my distribution for the following reasons:

•	I, or my spouse, if married, wish to revoke our waiver of an annuity pursuant to the rules contained in Section E of this form for the waiver of the Joint and Survivor Income Annuity;

•	I choose to change the amount or form of my distribution, with spousal consent, if married; or

•	Upon receipt of the final terms of the acquisition and prior to closing, I choose to change the amount I have previously elected to invest in the ESOP component to purchase Alion stock. If I am married, I must obtain spousal consent.

•	I understand that I am waiving the 30-day period after I receive notice and during which I may make a distribution decision by making an election using this form.

Form 4 — revised distribution request	November 2002	Page 6 of 7

IMPORTANT – PLEASE READ: DISCLOSURES & ACKNOWLEDGEMENTS (continued)

•	I, the undersigned participant, am the “named fiduciary” for the purpose of the Alion Science and Technology Corporation one-time ESOP investment election.

•	I understand that any rollover proceeds that I direct to the KSOP will be invested in the ESOP component, the non-ESOP component, or a combination of the two, according to my direction. Any amount I direct to the non-ESOP component will be invested with Fidelity Investments, defaulting to the Fidelity Government Retirement Money Market Fund, pending my future redirection. Any amount I direct to the ESOP component will be invested in the common stock of Alion Science and Technology Corporation as described in the prospectus provided to me with this distribution form, and will be subject to the terms and conditions of the KSOP.

•	By directing investment in the Alion Science and Technology Corporation KSOP, I am acknowledging receipt of the amended prospectus, and am directing the Alion ESOP committee in its capacity as trustee for the non-ESOP component, and State Street Bank and Trust Company, in its capacity as trustee for the ESOP component, to follow my instructions as indicated in this document in accordance with its duty under the terms of the KSOP and the Employee Retirement Income Security Act (ERISA).

F	SECTION F: YOUR SIGNATURE

I authorize the IITRI administrative committee, fiduciary for the IITRI 401(a) and 403(b) plans, to instruct BCI Group to process my distribution directions under this form. I certify that I have read and understood the disclosures and notices where I have indicated my decisions with respect to the options available to me as part of the Alion Science and Technology Corporation one-time ESOP investment election.

Signature	Date

Form 4 — revised distribution request	November 2002	Page 7 of 7